UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2023

VERTIV HOLDINGS CO
Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave., Westerville, Ohio 43082
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective January 1, 2023, as previously announced on October 3, 2022, Vertiv Holdings Co (the “Company”) completed its succession plan as Giordano Albertazzi (“Albertazzi”) assumed the role of Chief Executive Officer of the Company and became a member of the Company’s board of directors; in addition to becoming Chief Executive Officer, Albertazzi will also continue in his position as President, Americas, until a successor is named. In connection with Albertazzi transitioning out of the Chief Operating Officer role, operational oversight will reside with regional Presidents to further focus on regional performance.
Item 7.01        Regulation FD
A copy of the press release issued by the Company announcing the completion of the succession plan is attached to this report as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, together with any information incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Vertiv Holdings Co, dated January 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2023	Vertiv Holdings Co
/s/ Stephanie Gill
Name: Stephanie Gill
Title: Chief Legal Counsel